UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
Date of earliest
event reported):	April 26, 2006

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        At the 2006 Annual Meeting of Gehl Company (the “Company”), which was held on April 26, 2006, the Company’s shareholders approved the Gehl Company 2004 Equity Incentive Plan (the “Plan”), as amended to: (a) increase the number of shares of Company Common Stock (“Common Stock”) that may be issued pursuant to awards under the Plan by 325,000 shares, from 412,500 shares to 737,500 shares, (b) replace separate limits on the number of shares of Common Stock that may be issued pursuant to awards of restricted Common Stock and performance shares with one aggregate limit of 200,000 shares of Common Stock that may be issued pursuant to awards of restricted Common Stock, stock appreciation rights and performance shares, and (c) make certain technical amendments to conform the Plan to the requirements of Section 409A of the Internal Revenue Code.

        A copy of the Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Gehl Company 2004 Equity Incentive Plan, as amended [Incorporated by reference to Appendix A to the Company’s Proxy Statement for the 2006 Annual Meeting of Shareholders (File No. 0-18110)]

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: May 2, 2006	By: /s/ Michael J. Mulcahy
Michael J. Mulcahy
Vice President, Secretary and General Counsel

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated April 26, 2006

Exhibit
Number

(10.1)	Gehl Company 2004 Equity Incentive Plan, as amended [Incorporated by reference to Appendix A to the Company’s Proxy Statement for the 2006 Annual Meeting of Shareholders (File No. 0-18110)]

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